                                                                     Exhibit 3.2

                    AMENDED AND RESTATED OPERATING AGREEMENT


                                       of


                         AMERICAN ROCK SALT COMPANY LLC



                                October 28, 1998

                                TABLE OF CONTENTS

BACKGROUND .................................................................   1

ARTICLE 1 - DEFINITIONS ....................................................   2
     Additional Class S Distribution Amount ................................   2
     Agreement .............................................................   2
     Articles of Organization ..............................................   2
     Assignee ..............................................................   2
     Bankruptcy ............................................................   2
     Bankruptcy Law ........................................................   2
     Capital Account .......................................................   3
     Capital Contributions .................................................   3
     Class S Distribution Amount ...........................................   3
     Class S Distribution Compounding Date .................................   3
     Common Member .........................................................   3
     Common Units ..........................................................   3
     Company ...............................................................   3
     Disinterested .........................................................   3
     Existing Operating Agreement ..........................................   3
     Financial Interest ....................................................   3
     Founder Managers ......................................................   4
     Founders ..............................................................   4
     GE Capital Agreements .................................................   4
     Income Tax Regulations ................................................   4
     Interest ..............................................................   4
     Investment Agreement ..................................................   4
     IRC ...................................................................   4
     LLC Law ...............................................................   4
     Manager ...............................................................   4
     Member ................................................................   5
     NOMIs .................................................................   5
     NOMI Holders ..........................................................   5
     NOMIPs ................................................................   5
     Percentage Interest ...................................................   5
     Person ................................................................   5
     Project ...............................................................   5
     Related Members .......................................................   5
     Running Rate Achievement Date .........................................   5
     Secretary of State ....................................................   5
     Secured Financing .....................................................   5
     Special Distribution Amount ...........................................   5
     Taxable Income or Loss ................................................   6
     Transferee ............................................................   6


     Unit ...............................................................      6

ARTICLE 2 - THE COMPANY .................................................      6
   2.1   Formation ......................................................      6
   2.2   Name ...........................................................      6
   2.3   Purpose of the Company .........................................      6
   2.4   Term ...........................................................      6
   2.5   Offices ........................................................      6
   2.6   Tax Classification of the Company ..............................      7
   2.7   Adoption of this Agreement .....................................      7
   2.8   Non-Operating Mineral Interests ................................      7

ARTICLE 3 - MEMBERS .....................................................      9
   3.1   Members ........................................................      9
   3.2   Right of First Offer ...........................................      9
   3.3   Nature of Membership Interest ..................................     10
   3.4   Voting Rights ..................................................     10
   3.5   Place of Meetings ..............................................     11
   3.6   Meetings of Members ............................................     11
   3.7   Notice of Meetings of Members ..................................     12
   3.8   Quorum .........................................................     12
   3.9   Participation in Meetings by Conference Telephone Permitted ....     12
   3.10  Waiver of Notice ...............................................     12
   3.11  Action by Members Without a Meeting ............................     12
   3.12  Record Dates ...................................................     12
   3.13  Resignation and Withdrawal of Members ..........................     13
   3.14  Members May Participate in Other Activities ....................     13
   3.15  Members Are Not Agents .........................................     13
   3.16  Transactions of Members with the Company .......................     13
   3.17  Pledge of Interests to Secure Institutional Financing ..........     14

ARTICLE 4 - MANAGEMENT ..................................................     14
   4.1   Management of the Company ......................................     14
   4.2   Agency Authority of Managers and Others ........................     15
   4.3   Limited Liability ..............................................     15
   4.4   Number of Managers .............................................     15
   4.5   Election and Removal of Class A Managers; Vacancies ............     15
   4.6   Election and Removal of Class F Managers; Vacancies ............     16
   4.7   Compensation of Managers .......................................     16
   4.8   Managers May Engage in Other Activities ........................     17
   4.9   Ratification of Prior Transactions .............................     17

ARTICLE 5 - MEETINGS OF BOARD OF MANAGERS ...............................     17
   5.1   Board Action ...................................................     17
   5.2   Place of Meetings ..............................................     17


   5.3  Meetings of Managers .............................................    17
   5.4  Notice of Meetings of Managers ...................................    17
   5.5  Quorum; Participation in Meetings by Conference Telephone
        Permitted; Vote Required for Action ..............................    18
   5.6  Waiver of Notice; Consent to Meeting .............................    18
   5.7  Action by Board of Managers Without a Meeting ....................    18
   5.8  Executive Committee ..............................................    19

ARTICLE 6 - OFFICERS .....................................................    20
   6.1  General ..........................................................    20
   6.2  Appointment and Removal ..........................................    20
   6.3  Limited Liability ................................................    20

ARTICLE 7 - CAPITAL CONTRIBUTIONS ........................................    20
   7.1  Capital Contributions ............................................    20
   7.2  Additional Capital Contributions .................................    20
   7.3  Withdrawal or Reduction of Capital Contributions .................    20
   7.4  No Interest Payable on Capital Contributions .....................    21
   7.5  Capital Accounts .................................................    21

ARTICLE 8 - TAXABLE INCOME OR LOSS; TAX AND ACCOUNTING MATTERS ...........    22
   8.1  Allocations ......................................................    22
   8.2  Accounting Matters ...............................................    22
   8.3  Tax Returns ......................................................    23

ARTICLE 9 - DISTRIBUTIONS ................................................    23
   9.1  Distributions ....................................................    23
   9.2  Form of Distributions ............................................    24
   9.3  Restriction on Distributions .....................................    24
   9.4  Return of Distributions ..........................................    24
   9.5  Withholding from Distributions ...................................    25
   9.6  754 Election .....................................................    25

ARTICLE 10 - TRANSFER OF UNITS ...........................................    25
  10.1  Company's Restriction on Transfer ................................    25
  10.2  Member's Restriction on Transfer .................................    25
  10.3  Transfers Prohibited by Company's Agreements .....................    25
  10.4  Permitted Transfers ..............................................    25
  10.5  Certain Conditions to Transfers; Assignees .......................    27
  10.6  Effect of Assignments on Member Status ...........................    28
  10.7  Right of First Refusal for Sales of Interests by Members .........    28
  10.8  Procedure for Right of First Refusal .............................    28

SECTION 11 - RIGHT OF CO-SALE ............................................    29
  11.1  Sales by Founder .................................................    29


   11.2  Limitations on Right of Co-Sale .................................    30
   11.3  Termination of Co-Sale Right ....................................    30
   11.4  Treatment of Prohibited Transfers ...............................    31
   11.5  Put Option ......................................................    31

ARTICLE 12 - CHANGE OF CONTROL TRANSACTION ...............................    32
   12.1  Change of Control Transaction ...................................    32
   12.2  Requirements for Change of Control Transaction ..................    32
   12.3  Participation in Change of Control Transaction ..................    32
   12.4  Approval of Change of Control Transaction .......................    32

ARTICLE 13 - ACCOUNTING, RECORDS, REPORTING TO AND BY MEMBERS ............    33
   13.1  Books and Records ...............................................    33
   13.2  Delivery to Members and Inspection ..............................    33
   13.3  Filings .........................................................    34
   13.4  Bank Accounts ...................................................    34
   13.5  Accounting Decisions and Reliance on Others .....................    34

ARTICLE 14 - DISSOLUTION AND LIQUIDATION .................................    35
   14.1  Dissolution .....................................................    35
   14.2  Liquidation .....................................................    35
   14.3  Liabilities .....................................................    35
   14.4  Settling of Accounts ............................................    35
   14.5  Distribution of Net Proceeds ....................................    36

ARTICLE 15 - INDEMNIFICATION AND INSURANCE ...............................    36
   15.1  Indemnification for Acts or Omissions ...........................    36
   15.2  Indemnification Against Environmental Liabilities ...............    36
   15.3  Advance of Expenses .............................................    37
   15.4  Payments if Indemnification Unavailable .........................    37
   15.5  Contractual Article .............................................    37
   15.6  Non-Exclusivity .................................................    38
   15.7  Insurance .......................................................    38

ARTICLE 16 - MISCELLANEOUS ...............................................    38
   16.1  Termination of Restrictions on Transfer .........................    38
   16.2  Entire Agreement ................................................    38
   16.3  Binding Agreement ...............................................    38
   16.4  Amendments ......................................................    39
   16.5  Form of Pronouns; Number; Construction ..........................    39
   16.6  No Waiver .......................................................    39
   16.7  Third Parties ...................................................    40
   16.8  Severability ....................................................    40
   16.9  Governing Law ...................................................    40
   16.10 Notices .........................................................    40


   16.11  Titles and Subtitles ...........................................    40
   16.12  Counterparts ...................................................    40
   16.13  Separate Counsel ...............................................    41


                                    EXHIBIT A

-----------------------------------------------------------------------
                                               Ownership Units
       Investor Name                   --------------------------------
    [Addresses Omitted]                Class A Units      Class F Units
-----------------------------------------------------------------------
G.E. Capital                              1,250.0

-----------------------------------------------------------------------
Joseph G. Bucci                                               3,952.5

-----------------------------------------------------------------------
Gunther K. Buerman                                          4,122.075

-----------------------------------------------------------------------
Neil L. Cohen                                                 3,442.5

-----------------------------------------------------------------------
Charles L. VanArsdale                                         437.325

-----------------------------------------------------------------------
Fedele V. Scutti                                               318.75

-----------------------------------------------------------------------
Larry D. Milliken                                             159.375

-----------------------------------------------------------------------
Donald B. Holman                                                 61.2

-----------------------------------------------------------------------
Salt of the Earth, LLC                                           96.9

-----------------------------------------------------------------------
C&C Salt                                  1,012.5

-----------------------------------------------------------------------
Dolomite Products Co., Inc.               1,250.0

-----------------------------------------------------------------------
Kevin Szanyi                                 13.0

-----------------------------------------------------------------------
Patrick Maxwell                              13.0

-----------------------------------------------------------------------
Edward Harris                                25.0

-----------------------------------------------------------------------
C. Wesley Gregory, III                       62.5

-----------------------------------------------------------------------
William L. Dorr                              25.0

-----------------------------------------------------------------------
Robert C. Scutt                              12.5

-----------------------------------------------------------------------
William M. O'Connor                          12.5

-----------------------------------------------------------------------
Philip G. Spellane                           12.5

-----------------------------------------------------------------------
John W. Clarke                               25.0

-----------------------------------------------------------------------

-----------------------------------------------------------------------
                                               Ownership Units
       Investor Name                   --------------------------------
    [Addresses Omitted]                Class A Units      Class F Units
-----------------------------------------------------------------------
I.C. Shah                                    75.0

-----------------------------------------------------------------------
Charles Littlefield                          25.0

-----------------------------------------------------------------------
O'Connell Electric Company                  250.0

-----------------------------------------------------------------------
Richard A. Ash                              175.0

-----------------------------------------------------------------------
Gregory O'Connell                           250.0

-----------------------------------------------------------------------
George Spanakos                              75.0

-----------------------------------------------------------------------
William Vitale                               60.0

-----------------------------------------------------------------------
Robert Steele                                50.0             159.375

-----------------------------------------------------------------------
E. Philip Saunders                          300.0

-----------------------------------------------------------------------
Thomas Terry, Jr.                         1,000.0

-----------------------------------------------------------------------
Daniel Hogan                                276.5

-----------------------------------------------------------------------
   TOTAL UNITS                            6,250.0              12,750
-----------------------------------------------------------------------

                                    EXHIBIT B

                               ALLOCATION OF NOMIs

             Name of Founder
[Addresses and Tax i.d. Numbers Omitted]   Allocation Percentage
----------------------------------------   ---------------------

Gunther K. Buerman                                33.3230%

Salt of the Earth, LLC                             0.7833%

Joseph G. Bucci                                   31.9522%

Neil L. Cohen                                     27.8293%

Fedele V. Scutti                                   2.5768%

Charles L. VanArsdale                              3.5354%

                                    Exhibit C

                                     to the

                    Amended and Restated Operating Agreement

                         AMERICAN ROCK SALT COMPANY LLC
                          MEMBERSHIP UNIT PURCHASE PLAN

     1.   Purpose.

     This Membership Unit Purchase Plan (this "Plan") is adopted by American Rock Salt Company LLC, a New York limited liability company (the "Company"), to increase the incentives of, and to create equity ownership by, employees of the Company (the "Employees").

     2.   Membership Units.

     The membership units subject to this Plan are authorized but unissued Class E Units of the Company ("Units"). The aggregate number of Units that may be issued under this Plan is one thousand, subject to adjustment pursuant to
Section 8. In the event that any Units issued under this Plan are subsequently reacquired by the Company, the Units so reacquired shall again become available under this Plan.

     3.   Administration.

     3.1 This Plan: (a) is subject in all respects to the Company's Amended and
Restated Operating Agreement dated                    , as amended from
                                   -------------------
time-to-time (the "Operating Agreement"); and (b) shall be administered by the Board of Managers of the Company or any duly authorized committee thereof (the "Board"). Each interpretation or construction by the Board of a provision of this Plan, or of any agreement entered into pursuant to this Plan, shall be final, binding and conclusive.

     3.2 No member of the Board shall be liable to the Company or to the holder of any Unit purchased hereunder for any action, inaction, determination or interpretation made in good faith with respect to this Plan or for any transaction entered into with respect thereto.

     3.3 In addition to all powers impliedly granted to the Board by paragraph 3.1, the Board, subject to compliance with the Operating Agreement and the remaining provisions of this Plan, shall have the power and authority to:

          (a) determine the Employees to whom, and the time or times at which, Units shall be offered;

          (b) determine the number of Units to be offered any Employee;

          (c) determine the price which Employees shall pay for Units;

          (d) subject to Section 6, determine the time and price at which the Company may repurchase Units;

          (e) determine the terms and conditions of each purchase agreement (which need not be similar to other purchase agreements) entered into between the Company and each Employee;

          (f) interpret this Plan and prescribe, amend and rescind rules and regulations relating to this Plan;

          (g) with the consent of the other party thereto, amend any purchase agreement, promissory note, security agreement or other agreement executed with respect to this Plan; and

          (h) take such actions and make such determinations as are deemed desirable by the Board for the administration of this Plan, subject to complying with this Plan and applicable legal requirements.

     4.   Eligibility and Offering of Units.

     4.1 Except as provided in paragraph 4.2, the Board shall have full and final authority, in its discretion and at any time or from time to time during the term of this Plan, to offer or authorize the offering of Units to each employee of the Company and to determine the number of Units to be offered. Persons selected by the Board who are prospective employees of the Company shall be eligible to be offered Units pursuant to this Plan provided, however, that their purchase of Units is subject to the offeree in fact becoming an Employee.

     4.2 No Units shall be offered pursuant to this Plan to Joseph G. Bucci, Gunther K. Buerman, Neil L. Cohen, Fedele V. Scutti, or Charles L. Van Arsdale.

     5.   Terms and Provisions of Purchase Agreements.

     5.1 Each Unit purchased under this Plan shall be evidenced by a purchase agreement between the Employee and the Company. Each purchase agreement shall be subject to the terms and conditions set forth in paragraphs 5.2 through 5.6 and to such other terms and conditions, not inconsistent therewith, as the Board deems appropriate.

     5.2 The price to be paid for each Unit shall be determined by the Board at the time the Unit is offered. Notwithstanding the preceding sentence, no Unit shall have a purchase price which is less than the greater of: (a) $2,000, subject to adjustment pursuant to Section 8; or (b) one hundred percent of the fair value of the Unit on that date, determined in good faith by the Board. The Board's determination of fair value shall be based upon past arms-length sales by the Company of Units and other factors considered relevant. Individual purchase agreements may provide for alternative methods of valuation for purposes of repurchase by the Company pursuant to Section 6.

     5.3 The Board may accept promissory notes of Employees in full or part payment of the purchase price of Units. Each promissory note shall:

          (a) be secured by the grant to the Company of a security interest in the Units purchased;

          (b) be with or without recourse to the Employee, provided that in no event shall the Company be, at the time of purchase, without recourse to the Employee for more than eighty-five percent of the purchase price of any Unit;

          (c) bear interest at not less than the then-minimum interest rate required to avoid the imputation of income under: (i) the below-market loan rules; (ii) the imputed interest and original issue discount rules; and (iii) any other similar provision contained in the Internal Revenue Code of 1986 or in the New York state tax laws or regulations;

          (d) be due and payable not more than five years after the date the related Units were purchased; and

          (e) become due and payable in full at such time as the Board and the Employee shall agree in the promissory note but: (i) not more than twelve months nor less than one month after termination of employment as a result of the Employee's death or disability; or (ii) in the event employment ceases for any reason other than death or disability of the Employee, not more than three months nor less than one month after employment ceases.

     5.4 No Unit purchased under this Plan shall be transferable by the Employee, except by will or the laws of descent and distribution, prior to the payment in full of any promissory note delivered by the Employee to the Company in full or partial payment of the purchase price of the Unit pledged to secure the note. Transfer of such Units shall also be subject to the Operating Agreement.

     5.5 Each purchase agreement shall provide that it is subject to the terms and conditions of the Operating Agreement and this Plan. Each purchaser shall be given a copy of this Plan. Any term or condition of any purchase agreement which is inconsistent in any respect with this Plan shall be disregarded and void, or shall be deemed amended to the extent necessary to comply with this Plan.

     5.6 Provided that no provision of a purchase agreement is inconsistent with the Operating Agreement or this Plan, purchase agreements may contain such other provisions as the Board shall deem necessary or advisable including, without limitation:

          (a) restrictions on the transferability or right to retain Units;

          (b) rights of first refusal in favor of the Company (or its assignee) applicable to Units which are proposed to be transferred by the purchaser;

          (c) commitments to pay cash bonuses, make loans or transfer other property to a purchaser in connection with payments due under a promissory note; and

          (d) restrictions required by federal and applicable state securities laws.

     6.   Rights of Repurchase.

     Each purchase agreement shall contain a schedule granting the Company the right to repurchase Units acquired by Employees pursuant to this Plan. The Company's repurchase rights shall be released by it no more rapidly than:

months after purchase   percent of Units released
---------------------   -------------------------
    less than 24                   zero
    less than 36                     25
    less than 48                     50
    less than 60                     75
    thereafter                      100

The Company's repurchase rights: (a) shall allow it to purchase the percentage of the Units specified in the preceding sentence at the Employee's original cost (not including interest) or at such greater price as the Company and the Employee shall agree; (b) may be conditioned upon such other factors, other than the passage of time, as the Company and the Employee may agree, including, without limitation, achievement of performance goals by the Employee; and (c) shall terminate if there is a change in control of the Company at any time after year-end 1999.

     7.   Securities Laws.

     The Board shall require each purchaser, as a condition of the purchase of Units, to represent to the satisfaction of the Board that all Units are being acquired for investment and not for resale. No Units shall be issued unless and until: (a) the Company and the purchaser have satisfied all applicable requirements of the Securities Act and the Securities Exchange Act of 1934; and
(b) all other applicable provisions of state and federal law have been satisfied.

     8.   Adjustments upon Changes in Capitalization.

     Subject to any required action by the Board and members of the Company, the number of Units available to be issued under this Plan and the minimum purchase price thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Units resulting from a subdivision or combination of Units or any other increase or decrease in the number of outstanding Units affected without the receipt of consideration by the Company

     9.   No additional Employment-Related Rights.

     Nothing contained in this Plan or in any purchase agreement shall confer upon any Employee any right with respect to the continuation of his or her employment or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate the employment relationship or to increase or decrease the compensation of any Employee. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment is not determined by this Plan. The offering of Units to Employees pursuant to this
Plan: (a) shall be determined by the Board; and (b) shall impose no obligation upon the Employees to purchase Units.

     10.  Modification, Extension and Renewal of Agreements.

     Subject to the limitations of the Operating Agreement and this Plan, the Board may modify, extend or otherwise amend any promissory note, purchase agreement or other agreement executed pursuant to this Plan. Notwithstanding the preceding sentence, no modification, extension or other amendment shall, without the written consent of the purchaser, alter or impair any rights of the purchaser to ownership of Units previously purchased, or under any agreement previously executed, under this Plan.

     11.  Use of Proceeds.

     The proceeds received from the sale of Units sold under this Plan shall be used for the general corporate purposes of the Company.

     12.  Reservation of Units.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of Units as shall be sufficient to satisfy the requirements of this Plan.

     13.  Termination of Plan.

     13.1 Unless sooner terminated in accordance with Section 14, this Plan shall terminate upon the earlier of: (a) the close of business on December 31, 2008; or (b) the date on which all Units available for issuance under this Plan have been issued and none of such Units remain subject to a repurchase right of the Company, whether as a result of the provisions of Section 6, a purchase agreement, or otherwise.

     13.2 Any purchase agreement, promissory note, or other agreement outstanding upon termination of this Plan shall continue in force and effect in accordance with the provisions thereof.

     14.  Amendment and Early Termination

     14.1 Except as provided in paragraph 14.2, the Board may from time-to-time suspend, terminate, revise or amend this Plan.

     14.2 Without the approval of the Company's members (except as provided in clause 14.2(a) which requires only the approval of the affected Employee) by vote (or consent in writing) of two-thirds of the common units in compliance with the Company's operating agreement and the New York limited liability company law, no action of the Board shall:

          (a) without the written consent of the affected Employee, alter or impair any right of the purchaser to ownership of any Unit previously purchased or under any agreement previously executed under the Plan;

          (b) increase the aggregate number of Units which may be issued under this Plan (except adjustments made pursuant to Section 8);

          (c) amend Section 4.2 of this Plan;

          (d) otherwise amend or modify this Plan (or outstanding agreements) if approval of the Company's members to such amendment or modification is, in the opinion of legal counsel to the Company, appropriate; or

          (e) amend this Section 14 to defeat its purpose.

                             SUBSCRIPTION AGREEMENT

THE UNITS ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT ARE BEING ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND ACCORDINGLY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. NO PORTION OF THE UNITS MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT UNDER FEDERAL AND STATE SECURITIES LAWS.

American Rock Salt Company LLC
3846 Retsof Road
Retsof, New York 14539

Ladies and Gentlemen:

Section 1. The Offering.

     A limited number of employees of American Rock Salt Company LLC, a New York limited liability company (the "Company"), including the undersigned, are being offered (the "Offering") the opportunity to subscribe for and purchase Class E units of membership interest in the Company (the "Units") pursuant to the Company's Membership Unit Purchase Plan (the "Plan") adopted by the members of
the Company on          . The Offering is also subject to the Company's Amended
               ---------
and Restated Operating Agreement, a copy of which has been furnished to the offeree.

Section 2. Subscription.

     The undersigned hereby subscribes for and agrees to purchase the number of Units set forth on the signature page hereof. The subscription price is $2,000 per unit. In payment of the subscription price, the undersigned hereby tenders simultaneously with the execution of this subscription agreement (this "Subscription Agreement") two promissory notes. One promissory note is with full recourse to the undersigned (the "Recourse Note), is attached to this Subscription Agreement as Exhibit A, and is in the amount of fifteen percent of the total subscription price. The other promissory note is without recourse to the undersigned (the "Nonrecourse Note" and together with the Recourse Note, the "Notes"), is attached to this Subscription Agreement as Exhibit B, is secured as set forth in the security agreement attached to this Subscription Agreement as Exhibit C (the "Security Agreement"), and is in the amount of eighty-five percent of the total subscription price of the Units being purchased.

Section 3. Subscriber's Representations, Warranties and Agreements.

     The undersigned represents, warrants and agrees with the Company as set forth in paragraphs 3(a) through 3(j) below.

     (a) The undersigned: (i) is sufficiently informed concerning the business and financial condition of the Company in order to make the decision to invest in the Units, and does not desire any additional information in connection therewith; (ii) understands that the Company has recently commenced operations, has limited financial and other operating history, and intends to develop and operate a rock salt mine at Hampton Corners in New York State: (iii) has had the opportunity to ask questions of and to receive answers from management of the Company concerning the terms and conditions of the Offering and to obtain any additional information which the undersigned deems necessary to verify the accuracy of any information furnished to the undersigned in the Offering; and (iv) has received no warranty or representation from the Company or any of its employees, officers, directors or agents or any other person other than what may be set forth in the Plan, the Company's Operating Agreement and this Subscription Agreement.

     (b) The undersigned is a New York resident and is a full time employee of the Company.

     (c) The undersigned: (i) is purchasing the Units for the undersigned's own account, for investment and not with a view to, or for sale in connection with, any distribution thereof; (ii) has no intention of distributing, selling or otherwise disposing of any of the Units; (iii) will not sell, transfer or otherwise dispose of any of the Units except in accordance with the Securities Act of 1933 (the "Act"), or any similar Federal statute, and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, as then in force and any applicable law, rule or regulation of any state or other jurisdiction; and (iv) will not take, or cause to be taken, any action which would cause the undersigned to be deemed an underwriter, as defined in Section 2(11) of the Act, of the Units.

     (d) The undersigned further understands and agrees as set forth in subparagraphs (d)(i) through (d)(iii) below.

          (i) None of the Units have been registered under the Act or applicable state securities laws and, consequently, the Units must be held indefinitely unless subsequently registered thereunder or an exemption from such registration is available. The Company has neither an obligation nor any present intention to register any of the Units or any of its securities under the Act or certain state laws, nor to provide an exemption from registration under the Act or state laws for any of the Units. There is presently no public market for the Units, Rule 144 is not presently available for sales of Units, and Rule 144 is not likely to become available in the foreseeable future. The Units are therefore highly illiquid.

          (ii) The Units have not been registered under the Act on the basis that the issuance thereof is exempt under Section 4(2) of the Act, the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering, and/or rule 701 and/or Regulation D of the Commission promulgated under the Act. The Company's reliance on these exemptions is predicated in part on the undersigned's representations and warranties set forth in this Subscription Agreement.

          (iii) The Units have not been registered under applicable state securities laws in reliance on specific exemptions from registration thereunder and no securities administrator of any state or the Federal government has made any finding or determination relating to the fairness of investment in the Units and no securities administrator or the Federal government has recommended or endorsed the offering of these Units.

     (e) All representations and warranties set forth in this Subscription Agreement shall survive the closing of the sale of the Units to the undersigned.

     (f) The undersigned understands the meaning and legal consequences of the representations, warranties and agreements contained in this Section 3, and agrees to indemnify and hold harmless the Company and its managers, members, affiliates and controlling persons from and against any and all loss, damage or liability (including attorneys fees) due to or arising out of a breach of any representation, warranty or agreement of the undersigned.

     (g) The undersigned agrees to execute, deliver and be bound by the Company's Operating Agreement in the form previously delivered to it.

     (h) The undersigned has not received advice from the Company, or it members, managers, or employees, with respect to the state or federal income tax consequences of purchasing Units.

     (i) The undersigned has had an opportunity to consult with counsel with respect to the terms of this Subscription Agreement and the purchase of Units pursuant thereto.

     (j) The undersigned acknowledges that the Company's lead lender, GE Capital, is expected to demand that all Units purchased by the undersigned be pledged to GE Capital to secure its loan and that the pledge to GE Capital will be superior to, but not in place of, the undersigned's pledge of Units to the Company.

Section 5. Transfer Restrictions.

     (a) The undersigned acknowledges and agrees that the Units may not be transferred, and that the Company shall not be required to register any transfer, unless and until the Company shall have been informed of the proposed transfer, the proposed transfer shall be permitted under the Operating Agreement, the Plan, and any agreement of the undersigned related to either the Operating Agreement or the Plan, and:

          (i) a registration statement with respect to the Units shall be effective under the Act, and the undersigned shall have furnished satisfactory proof of compliance with any other applicable law; or

          (ii) the undersigned has obtained an opinion of counsel, in form and content satisfactory to the Company and its counsel, that no violation of the Act or any other applicable law will be involved in such transfer, and/or such other documentation in connection therewith as counsel for the Company may in its sole discretion require as a condition precedent in order to make a determination that the transfer will involve no such violation.

     (b) The undersigned further acknowledges and agrees that: (i) appropriate legends may be placed on any certificates representing the Units in order to give notice of the transfer restrictions set forth in this letter and that the Company may cause stop transfer orders to be placed on the account; and (ii) the subscription hereunder is irrevocable and that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement, the Note or any agreements of the undersigned hereunder.

Section 6. Binding Effect.

     This Subscription Agreement shall be binding upon and inure to the benefit of the undersigned and the undersigned's successors but shall not be assignable by the undersigned without the prior written consent of the Company. This Subscription Agreement shall inure to the benefit of the Company and upon its acceptance by the Company shall be binding upon the Company and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this day of                    , 1998.
                      -------------------

Number of Units
Subscribed for:
                ----------------

                                               Taxpayer ID:
                                                            --------------------

Total subscription price for Units:
$
 ------------------

                                               Address (Please print or type)

STATE OF New York)
COUNTY OF                      ) ss:

     On the      day              , 1998, before me , personally appeared
            ----     -------------
                     , known to me, who being duly sworn, acknowledged that he
---------------------
resides at                         and that he executed this Subscription
           -----------------------
Agreement.

                                                  ------------------------------
                                                  Notary Public

My commission expires:
                       ---------------------

                            RECOURSE PROMISSORY NOTE

$                                                            Rochester, New York
  --------------------                                                    , 1998
                                                             ------------

     FOR VALUE RECEIVED and in consideration of the purchase of
                                                                ---------------
 (   ) Units of American Rock Salt Company LLC ("Payee"),
  ---                                                     ------------------- ,
, residing at                    ,                  ("Maker"), promises to pay
              ------------------   ----------------
to the order of Payee, the principal sum of                   Dollars
                                            -----------------
($            ).
  -----------

     1. Interest. Interest shall be payable on this Note at the rate of ___ percent per year. In the event Maker shall be in violation of any provision of:
(1) this Note; (2) the nonrecourse note given by Maker to Payee and dated the date of this Note (the "Nonrecourse Note"); (3) the security agreement given by Maker to Payee to secure Maker's obligations on this Note (the "Security Agreement"); (4) the Amended and Restated Operating Agreement of Payee dated
               , 1998 (the "Operating Agreement"); or (5) any agreement or
--------------
document given in connection with or related to any of the foregoing documents (the "Other Documents" and collectively with this Note, the Nonrecourse Note, the Security Agreement, and the Operating Agreement, the "Maker Documents"), the interest rate on this Note shall be increased to the lesser of the highest prime rate, as reported from time to time in the Wall Street Journal, plus five percentage points or the maximum rate permitted by law (the "Default Rate") until all of the outstanding principal balance and all other sums due under this Note shall have been paid in full.

     2. Payments. Maker shall make payments on this Note                      .
                                                         --------------------
All payments shall be in lawful money of the United States and shall be applied first to accrued interest, if any, and then to the outstanding principal balance. Payments shall be made at the offices of Payee at 3846 Retsof Road, Retsof, New York 14539 or at such other place as Payee or any subsequent holder of this Note may designate to Maker in writing.

     3. Prepayments. Maker may make voluntary prepayments on this Note, from time to time, of all or part of the principal balance, without advance notice to Payee and without premium or penalty, but only in increments of at least one thousand dollars ($1,000). Maker shall make prepayment on this Note in an amount equal to all distributions received with respect to the Units pledged as security for this Note.

     4. No Waiver, etc. No delay or omission on the part of Payee in exercising any right under this Note shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Except as specifically set forth in this Note, Maker, and every endorser of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind with respect to this Note and assents: (a) to any extension or postponement of the time of payment and to any other indulgence; (b) to the addition or release of, or any compromise or settlement with, any endorser or other party or person primarily or secondarily liable hereunder; and (c) to the addition or release of, the failure to take or perfect an interest in, any compromise or settlement with respect to, or any delay in proceeding or failure to proceed against, any collateral or other security for this Note.

     5. Payee's Expenses. Maker shall pay, within fifteen days after demand, all costs and expenses (including fees and expenses of counsel) incurred by Payee in determining its rights under, and in enforcing, any Maker Document. All such costs and expenses shall bear interest at the Default Rate from the date of payment thereof by Payee until paid in full by Maker.

     6. Application of Payments. On the occurrence and during the existence of any violation of any provision of any Maker Document, any amounts or payments thereafter held or received by Payee for application to this Note may be applied to any amounts owed under this Note in such manner as Payee may determine, in its discretion, regardless of any contrary instructions Payee may receive respecting the application.

     7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within New York State, without giving effect to conflict of laws principles.

     8. Notices. Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given: (a) upon hand delivery; (b) on the third business day following delivery to the United States Postal Service as first or higher class mail, postage prepaid; (c) on the first business day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (d) when telecopied or sent by facsimile transmission with an electronically confirmed receipt if an additional notice is also delivered or mailed, as set forth under paragraph (a), (b) or (c) within three days thereafter. Any notice or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this Section 7.

     9. Maximum Interest. Notwithstanding any other provisions of this Note, Payee does not intend to charge, and Maker shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of the maximum permitted by applicable law shall be refunded to Maker or credited against unpaid principal.

     10. Modifications; Waiver. No modification or waiver of any provision of this Note shall be effective unless in writing and signed by Maker and Payee. No waiver of any breach or condition of this Note shall be a waiver of any other or subsequent breach or condition, whether of like kind or different nature. No course of dealing between Maker and Payee, or between Payee and any other party, will be effective to modify, amend, waive or discharge any provision of this Note.

     11. Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Note, Maker specifically consent and agrees that: (a) the courts of the State of New York and the United States Federal Courts located in the State of New York shall have exclusive jurisdiction over Maker and over the subject matter of all proceedings; and (b) the venue of all proceedings shall be in Monroe County, New York.

     IN WITNESS WHEREOF,                       has executed this Note as Maker
                         ---------------------
as of the date first above written.

                                        MAKER:

                                        ----------------------------------------

STATE OF NEW YORK      )
COUNTY OF              ) ss:

     On the     day of              , 1998, before me personally came
            ---        -------------
             , to me known, who being by me duly sworn did depose and say that
-------------
he resides in           and that he executed the foregoing Note.
              ---------

                                        ----------------------------------------
                                        Notary Public

                                NONRECOURSE NOTE

                                                             Rochester, New York

$                                                                         ,
  ------------                                                ------------  ----

     FOR VALUE RECEIVED and in consideration of the purchase of
                                                                -------------
(    ) Units of American Rock Salt Company LLC ("Payee"),
 ----
                               , residing at
-------------------------------              ------------------------------
("Maker"), promises to pay to the order of Payee, the principal sum of
                              Dollars ($              ).
-----------------------------           --------------

         1. Interest. Interest shall be payable on this Note at the rate of percent per year. In the event Maker shall be in violation of any
-----
provision of: (a) this Note; (b) the recourse note given by Maker to Payee and dated the date of this Note (the "Recourse Note"); (c) the security agreement given by Maker to Payee to secure Maker's obligations on this Note (the "Security Agreement"); (d) the Amended and Restated Operating Agreement of Payee
dated                , 1998 (the "Operating Agreement"); or (e) any agreement or
      ---------------
document given in connection with or related to any of the foregoing documents (the "other Documents" and collectively with the Note, the Recourse Note, the Security Agreement, and the Operating Agreement, the "Maker Documents"), the interest rate on this Note shall be increased to the lesser of the highest prime rate, as reported from time to time in the Wall Street Journal, plus five percentage points or the maximum rate permitted by law (the "Default Rate") until all of the outstanding principal balance and all other sums due under this Note shall have been paid in full.

     2. Payments. Maker shall make payments on this Note                      .
                                                         ---------------------
All payments shall be in lawful money of the United States and shall be applied first to accrued interest, if any, and then to the outstanding principal balance. Payments shall be made at the offices of Payee at 3846 Retsof Road, Retsof, New York 14539 or at such other place as Payee or any subsequent holder of this Note may designate to Maker in writing.

     3. Prepayments. Maker may make voluntary prepayments on this Note, from time to time, of all or part of the principal balance, without advance notice to Payee and without premium or penalty, but only in increments of one thousand dollars ($1,000). Maker shall make prepayments on this Note in an amount equal to all distributions received with respect to the Units pledged to secure this Note.

     4. No Waiver. No delay or omission on the part of Payee in exercising any right under this Note shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Except as specifically set forth in this Note, Maker, and every endorser of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind with respect to this Note and assents:
(a) to any extension or postponement of the time of payment and to any other indulgence; (b) to the addition or release of, or any compromise or settlement with, any endorser or other part or person primarily or secondarily liable hereunder; and (c) to the addition or release of, the failure to take or perfect an interest in, any compromise or settlement with respect to, or any delay in proceeding or failure to proceed against, any collateral or other security for this Note.

     5. Payee's Expenses. Maker shall pay, within fifteen days after demand, all costs and expenses (including fees and expenses of counsel) incurred by Payee in determining its rights under, and in enforcing, any Maker Document. All such costs and expenses shall bear interest at the Default Rate from the date of payment thereof by Payee until paid in full by Maker.

     6. Application of Payments. On the occurrence and during the existence of any violation of any provision of Maker Document, any amounts or payments thereafter held or received by Payee for application to this Note may be applied to any amounts owed under this Note in such manner as Payee may determine, in its discretion, regardless of any contrary instructions Payee may receive respecting the application.

     7. No Personal Liability. Payee shall not enforce the liability and obligation of Maker with respect to this Note by any action or proceeding wherein a money judgment shall be sought against Maker, except that Payee may bring a foreclosure action, action for specific performance or other necessary or appropriate action or proceeding (of whatever kind) to enable Payee to enforce and realize upon the collateral that is the subject of the Security Agreement.

     8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within New York State, without giving effect to conflict of laws principles.

     9. Notices. Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given: (a) upon hand delivery; (b) on the third business day following delivery to the United States Postal Service as first or higher class mail, postage prepaid; (c) on the first business day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (d) when telecopied or sent by facsimile transmission with electronically confirmed receipt if an additional notice is also delivered or mailed, as set forth under paragraph (a), (b) or (c) within three days thereafter. Any notice or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this Section 8.

     10. Maximum Interest. Notwithstanding any other provisions of this Note, Payee does not intend to charge, and Maker shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of the maximum permitted by applicable law shall be refunded to Maker or credited against unpaid principal.

     11. Modifications; Waiver. No modification or waiver of any provision of this Note shall be effective unless in writing and signed by Maker and Payee. No waiver of any breach or condition of this Note shall be a waiver of any other or subsequent breach or condition, whether of like kind or different nature. No course of dealing between Maker and Payee, or between Payee and any other party, will be effective to modify, amend, waive or discharge any provision of this Note.

     12. Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Note, Maker specifically consent and agrees that: (a) the courts of the State of New York and the United States Federal Courts located in the State Of New York shall have exclusive jurisdiction over Maker and over the subject matter of all proceedings; and (b) the venue of all proceedings shall be in Monroe County, New York.

          IN WITNESS WHEREOF,                          has executed this Note as
                              ------------------------
Maker as of the date first above written.

                                        MAKER:

                                        ----------------------------------------

STATE OF NEW YORK      )
COUNTY OF              ) ss:

     On the     day of           , 1998, before me personally came
            ---        ----------                                  -------------
to me known, who being by me duly sworn did depose and say that he resides in and that he executed this Note.
---------

                                        -------------------------------
                                        Notary Public

                            PLEDGE SECURITY AGREEMENT

     This pledge security agreement (this "Security Agreement") is made this
                                                                             ---
day of          1998, by and between
       --------                      ----------------------------------
("Pledgor") and American Rock Salt Company LLC, a New York limited liability company having its principal office at 3846 Retsof Road, Retsof, New York 14539 ("Secured Party").

     WHEREAS, Pledgor has entered into a subscription agreement (the "Subscription Agreement") pursuant to which Pledgor has agreed to purchase from Secured Party Class E units of membership interest in Secured Party (the "Units"); and

     WHEREAS, Pledgor has executed or will execute two notes in connection therewith in the aggregate amount of $ (collectively, the -------------- "Notes"); and

     WHEREAS, it is intended that this Security Agreement secure that indebtedness evidenced by the Notes;

     NOW, THEREFORE, in consideration of the mutual agreement, promises, covenants and undertakings of the parties contained in Notes and in this Security Agreement, it is agreed as set forth below.

     1. The Pledge. In consideration of the extension of credit by Secured Party
to Pledgor in the amount of $            (the amount of the Notes delivered by
                             -----------
Pledgor to Secure Party), Pledgor hereby: (a) pledges and transfers to Secured Party all of the Units purchased by Pledgor from Secured Party; (b) grants Secured Party a security interest in the Units (the "Collateral"); and (c) directs Secured Party to mark its books and records appropriately to reflect its security interest in the Collateral. Pledgor appoints Secured Party as attorney-in-fact to take any necessary steps, including the filing of financing statements, to perfect its security interest without first obtaining Pledgor's signature. Upon request, Pledgor will execute any amendments, including UCC-l Forms, which are necessary to perfect and continue the security interest.

     2. The Collateral. The Collateral consists of                   Class E
                                                   ------------------
units of membership interest in Secured Party.

     3. Pledgor's representations and Warranties. Pledgor represents and warrants and, so long as any indebtedness to Secured Party remains unpaid, it shall be deemed continuously to represent and warrant, that:

          (a) each instrument constituting Collateral is genuine and in all respects what it purports to be;

          (b) Pledgor is the owner of the Collateral free of all security interests or other encumbrances except for a security interest granted to GE Capital to secure a loan to the Company and the security interest created by this Pledge Security Agreement; and

          (c) Pledgor is duly authorized to enter into this Pledge Security Agreement.

     4. Encumbrances. So long as the indebtedness remains unpaid, Pledgor will defend the Collateral against the claims and demands of all of the parties and will keep the Collateral free from all security interests or other encumbrances, except as set forth in this Agreement.

     5. Authorization. Whether or not an event of default has occurred as herein provided, Pledgor authorizes the Secured Party:

          (a) to receive any increases in the Collateral and to hold the same as part of the Collateral;

          (b) to receive any distributions made by the Company with respect to the Units, to apply the distributions to the obligations secured by this Pledge Security Agreement, and to surrender the Collateral or any part thereof upon dissolution and liquidation of Secured Party; and

          (c) to hold the net cash receipts from any such distribution as part of the Collateral.

     6. Irrevocable Proxy. Subject to any proxy given to GE Capital, Pledgor irrevocably constitutes and appoints Secured Party, whether or not the Collateral has been transferred into the name of Secured Party or a nominee, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to the same to: (a) attend all meetings of members of Secured Party held from the date hereof and vote the Collateral at such meeting in such a manner as Secured Party shall, in its sole discretion, deem appropriate, including, without limitation, in favor of the liquidation of the Company; (b) consent, in the sole discretion of Secured Party, to any and all action by or with respect to the Corporation for which the consent of the stockholders of the Corporation is or may be necessary or appropriate; and (c) without limitation, do all things which Pledgor can or could do as a stockholder of Secured Party. Pledgor hereby revokes any proxy or proxies heretofore given by Pledgor to any other person or persons (other than any proxy given to GE Capital) and agrees not to give any other proxies in derogation hereof until this proxy is terminated. This proxy shall terminate when this Agreement is terminated in the manner provided in Section 10.

     7. Default. The occurrence of either of the following events or conditions shall constitute a "Default" under this Agreement

          (a) the allowance, occurrence or commission of a "Default" under the Notes secured by this Security Agreement: or

          (b) breach of any warranty, obligation, term or condition of this Security Agreement.

     8. Remedies. In the event of a Default, Pledgor will not demand or receive any income from the Collateral and, if Pledgor receives any such income, Pledgor will pay the same promptly to Secured Party. Secured Party may apply the net cash receipts from such income to payment of any of the indebtedness providing that Secured Party shall account for and pay over to Pledgor any such income remaining after payment in full of the indebtedness.

     9. Sale of Collateral. Pledgor hereby authorizes Secured Party to sell all the Collateral or any part thereof in accord with the terms of this Agreement and the Uniform Commercial Code as in effect in New York. Pledgor hereby agrees to deliver the Collateral along with the necessary stock powers executed in blank with guaranteed signatures to Secured Party. Pledgor further agrees to execute and deliver any additional stock powers that may be required by Secured Party for fulfillment of its obligations under the terms of this Agreement.

     10. Termination of Pledge. This Agreement will terminate upon the full payment of all indebtedness of Pledgor to Secured Party, whether or not represented by the Notes. Upon termination of this Agreement, the remaining Collateral in the hands of Secured Party will be returned to Pledgor.

     11. Access to Information. Pledgor shall cause Secured Party and Secured Party's counsel, accountants and other representatives, to receive full access, during normal business hours, to all Secured Party's properties, books, contracts, commitments, records, accounts receivable, inventory and other business information.

     12. Assignment by Secured Party. Secured Party may assign all or any part of its rights under the Notes or this Security Agreement. Rights granted to Secured Party to obtain information about itself shall be fully exercisable by any assignee even though that right is not beneficial to Secured Party.

     13. Interpretation.

          (a) This Security Agreement and the transactions evidenced hereby shall be construed under the laws of the State of New York as the same may from time to time be in effect.

          (b) Subject to the limits on transferability contained herein, each and all the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors, heirs and assigns of the parties hereto.

          (c) In the event that performance of any provision of this Agreement shall in any way be in contravention of any law, rule or regulation of any governmental body claiming to have jurisdiction, this Agreement shall be inoperative to the extent of such illegality or violation without in any manner impairing its other provisions and obligations.

          (d) The parties recognize and agree that the violation of any term, provision or condition of this Agreement may cause irreparable harm to the other party, that the award of any money damages may not be adequate relief to such other party, and agree that, in addition to all other remedies available in the event of any breach of this Agreement, the other party may have a right to injunctive relief.

          (e) Two originals of this Agreement have been executed each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

          (f) Introductory headings used in this Agreement are solely for the convenience of the parties and shall not be a limitation upon or descriptive of the contents of the Sections.

          (g) This Agreement supersedes any and all prior negotiations and understandings of any kind, and contains all of the terms and provisions of the agreement between the parties hereto with respect to the Collateral. There are no oral understandings, statements or stipulations bearing upon the effect of this Agreement which have not been incorporated herein. This Agreement shall not be amended, supplemented or abrogated except by a duly executed written agreement between the parties hereto.

          (h) The waiver by either party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.

          (i) Any notices or other communication required or permitted under this Pledge Security Agreement shall be in writing and shall be deemed to have been duly given: (i) upon hand delivery; (ii) on the third business day following delivery to the United States Postal Service as first or higher class mail, postage prepaid;
               (iii) on the first business day following delivery to a nationally recognized United States overnight courier service, fee prepaid; or (iv) when telecopied or sent by facsimile transmission with electronically confirmed receipt if an additional notice is also delivered or mailed, as set forth under clause (i), (ii), or (iii) within three days thereafter. Any notice or communication shall be delivered or directed to a party at its address set forth above or at such other address as may be designated by such party in a notice given to the other party hereto in accordance with the provisions of this paragraph (i).

          (j) The parties agree that each shall bear its own expense incurred in connection with the execution of this Agreement and the performance of the obligations contemplated hereby.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement on the date and year first above written.

                                        ----------------------------------------

                                        ----------------------------------------

                                    Exhibit D

                                     To the

                    Amended and Restated Operating Agreement

                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

                                      among

                           The PLEDGORS party hereto,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                       as Pledgee and Administrative Agent

                                   dated as of

                               September      , 1998
                                         -----

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.    Pledge...........................................................3

SECTION 2.    Security for Liabilities.........................................4

SECTION 3.    Pledged Collateral Adjustments...................................4

SECTION 4.    Subsequent Changes Affecting Pledged Collateral..................4

SECTION 5.    Representations and Warranties...................................4

SECTION 6.    Voting Rights and Other Powers...................................5

SECTION 7.    Cash and Other Distributions.....................................6

SECTION 8.    Transfers and Other Liens........................................6

SECTION 9.    Remedies.........................................................6

SECTION 10.   Security Interest Absolute.......................................7

SECTION 11.   Administrative Agent Appointed Attorney-in-Fact..................8

SECTION 12.   Waivers..........................................................8

SECTION 13.   Successors and Assigns...........................................8

SECTION 14.   Governing Law....................................................8

SECTION 15.   Waiver of Jury Trial.............................................8

SECTION 16.   Notices..........................................................9

SECTION 17.   Severability.....................................................9

SECTION 18.   Merger...........................................................9

SECTION 19.   Further Assurances...............................................9

SECTION 20.   The Administrative Agent's Duty of Care..........................9

SECTION 21.   Appointment of Collateral Agent..................................9

SECTION 22.   Amendment........................................................9

SECTION 23.   Termination......................................................9

SECTION 24.   Recourse of Administrative Agent and the Lenders.................9

SECTION 25.   Several Liability...............................................10

EXHIBIT A.....................................................................13

EXHIBIT B.....................................................................14

EXHIBIT C.....................................................................17

                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

          LIMITED LIABILITY COMPANY PLEDGE AGREEMENT, dated as of September   ,
                                                                            --
1998, by each of the pledgors listed on the signature page hereof (together with any other entity that may become a party hereto as provided herein, the "Pledgors"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION (the "Pledgee"), as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties
to the Loan Agreement, dated as of September   , 1998 (as amended, supplemented
                                             --
or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein but not otherwise defined herein shall have the meaning provided for such terms in the Loan Agreement), among AMERICAN ROCK SALT COMPANY LLC (the "Borrower"), the Lenders, the Administrative Agent and GENERAL ELECTRIC CAPITAL CORPORATION, as issuer of the Letters of Credit (in such capacity, the "Letter of Credit Issuer") and as managing agent for the Lenders, (in such capacity, the "Managing Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Lenders entered into the Loan Agreement,
dated as of September   , 1998, providing, in part, for the making of
                      --
Construction Loans by the Lenders to the Borrower in the amount provided for therein; and

     WHEREAS, it is a condition precedent to the execution and delivery of the Loan Agreement and the other Loan Documents that this Agreement shall be executed and delivered by the Pledgors to the Administrative Agent on behalf of the Lenders;

     NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Administrative Agent hereby agree as follows:

     SECTION 1. Pledge. The Pledgors hereby pledge, grant and assign to the Administrative Agent a security interest in and to the following (collectively, the "Pledged Collateral"):

     (a) (i) All of the membership interests of the Pledgors in and to the Borrower identified on Exhibit A attached hereto and made a part hereof, now or at any time hereafter owned by the Pledgors and any certificates representing such membership interests in the Borrower (the membership interests currently owned by each Pledgor are identified on Exhibit A), (ii) all of the right, title and interest of the Pledgors in, to and under their respective percentage interest, shares or units as members, including, without limitation, the Pledgors' interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of the Borrower and the right to receive distributions of the Borrower's cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the Borrower's Articles of Organization, and Amended and Restated Operating Agreement or any of the other organizational documents of the Borrower (such documents, as amended, restated, supplemented or modified from time to time, are hereinafter collectively referred to as the "Operating Agreements") or at law or in equity, or otherwise, and the right to vote and make decisions under the terms of the Operating Agreements or otherwise and (iii) any and all of the proceeds thereof (all of said membership interests, certificates, warrants, rights, title and interests (and proceeds thereof) referred to in clauses (i), (ii) and (iii) above being hereinafter collectively referred to as the "Pledged Membership Interests"), which are herewith delivered to the Administrative Agent accompanied by the certificates or other writings evidencing the same (if any exist), accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Administrative Agent, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;

     (b) Any additional membership interests in the Borrower from time to time acquired by the Pledgors in any manner, and any certificates representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in the Borrower (any such additional interests shall constitute part of the Pledged Membership Interests and the Administrative Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional shares), and all options, warrants, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and will promptly thereafter deliver to the Administrative Agent, a certificate duly executed by the Pledgors describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

     (c) The property and interests in property described in Section 3 below;
and

     (d) All proceeds of the foregoing.

     SECTION 2. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of the Obligations as such term is defined in Appendix A to the Loan Agreement.

     SECTION 3. Pledged Collateral Adjustments. If, during the term of this
Agreement:

     (a) Any reclassification, readjustment or other change is declared or made in the capital structure of the Borrower, or any option included within the Pledged Collateral is exercised, or both, or

     (b) Any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional membership interests, certificates, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Administrative Agent under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution, issuance of additional membership interests, warrants, rights or options, reclassification, readjustment or other change in the capital structure of the Borrower that is not expressly permitted by the Administrative Agent.

     SECTION 4. Subsequent Changes Affecting Pledged Collateral. Each of the Pledgors represents and warrants that it is relying on the Borrower to keep it informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, cash distributions or other distributions, reorganization or other exchanges, tender offers and voting rights), and each of the Pledgors agrees that the Administrative Agent shall have no obligation to inform the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, after an Event of Default has occurred and is continuing, at its option transfer or register the Pledged Collateral or any part thereof into its or its nominee's name in addition, the Administrative Agent may at any time exchange certificates or instruments representing or evidencing Pledged Membership Interests for certificates or instruments of smaller or larger denominations.

     SECTION 5. Representations and Warranties. Each Pledgor represents and warrants as follows:

     (a) Such Pledgor is the sole legal and beneficial owner of the membership interests in the Borrower set forth opposite its name on Exhibit A hereto; all of which interests have been pledged to the Administrative Agent pursuant to this Agreement;

     (b) This Agreement has been duly and validly authorized, executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor enforceable against such

Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles;

     (c) Such Pledgor owns such Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Administrative Agent, liens expressly subordinated in all respects to the rights of the Pledgee hereunder and expressly permitted under the Operating Agreement or any exhibit thereto and any rights of the other members as set forth in the Operating Agreements and the Permitted Liens;

     (d) Such Pledgor shall (i) execute and file financing statements pursuant to the Uniform Commercial Code as the Administrative Agent may request to perfect the security interest granted hereby, and (ii) execute and deliver to the Borrower a Pledge instruction in the form of Exhibit B attached hereto and made a part hereof;

     (e) The pledge of the Pledged Collateral hereby pledged by the Pledgor does not violate (1) to the best knowledge of such Pledgor, the Operating Agreement or any other agreement of the Borrower; or (2) any indenture or agreement to which such Pledgor is a party or by which any of its respective properties or assets may be bound; or (3) any restriction on such transfer or encumbrance of the Pledged Collateral pursuant to any agreement to which such Pledgor is a party;

     (f) To the best knowledge of such Pledgor, there are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral except as may be set forth in the Operating Agreement or otherwise disclosed in writing to the Administrative Agent, and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

     (g) Such Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer the Pledged Collateral free of any liens or encumbrances, except as may be set forth in the Operating Agreement or otherwise disclosed in writing to the Administrative Agent, and except as may be required in connection with such disposition by laws affecting the Offering and sale of securities generally;

     (h) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgors or (ii) to the best knowledge of such Pledgor, for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally); and

     (i) Upon the filing of the requisite UCC-l financing statements in respect of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Lenders, securing the payment and performance of the Obligations.

     SECTION 6. Voting Rights and Other Powers. During the term of this Agreement, and except as provided in this Section 6 below, the Pledgors shall have (i) the right to vote the Pledged Membership Interests on all questions in a manner not inconsistent with the terms of this Agreement, and (ii) the right to exercise all managerial, election and other rights relating to the Pledged Collateral. After the occurrence and during the continuance of an Event of Default, the Administrative Agent or its nominee may, at the Administrative Agent's or such nominee's option and following written notice ("Election Notice") from the Administrative Agent to the Pledgors (x) exercise, or direct such Pledgors as to the exercise of (whereupon such Pledgors shall exercise as so directed) all voting, consent, managerial, election and other membership and manager rights with respect to the Pledged Collateral; such authorization shall constitute an irrevocable voting proxy from the Pledgors to the Administrative Agent or, at any Lender's option, to such Lender's nominee; and (y) exercise, or direct such Pledgors as to the exercise of (whereupon the Pledgors shall exercise as so directed) any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral of the Pledgors as if the Administrative Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Under no circumstances shall the Administrative Agent have, or be deemed to have or to have had, any right to exercise, or to direct the Pledgors to exercise, any voting, managerial, election or other rights of an owner of the Pledged Collateral, or arising under the Pledged Collateral, unless and until the Administrative Agent shall have delivered to the Pledgors an Election Notice as described above.

     SECTION 7. Cash and Other Distributions. (a) So long as no Event of Default shall have occurred and be continuing:

          (i) The Pledgors shall be entitled to receive and retain any and all cash distributions and interest paid in respect of the Pledged Collateral (including a distribution of net cash flow) to the extent such distributions are not prohibited by the Loan Agreement or the Security Deposit Agreement; and

          (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to receive the distributions or interest payments which they are authorized to receive and retain pursuant to clause (i) above,

     (b) After the occurrence and during the continuance of an Event of Default:

          (i) All rights of the Pledgors to receive the distributions and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent and the Administrative Agent shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions and interest payments;

          (ii) All distributions and interest payments which are received by the Pledgors contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Administrative Agent, shall be segregated from other funds of the Pledgors and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

     SECTION 8. Transfers and Other Liens. Except as otherwise provided in the second sentence of this paragraph, the Pledgors agree that, except to the extent otherwise permitted under the Loan Agreement, they will not (a) sell, convey, assign or otherwise transfer (directly, indirectly, by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent or (b) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, lien in favor of the Borrower or other Person that is expressly subordinated in all respects to the rights of the Pledgee hereunder and is expressly permitted by the Operating Agreement or any exhibit thereto and the Permitted Liens. To the extent additional or different members of the Borrower are permitted by the terms of the Loan Agreement, the Pledgors[, to the extent within their power as owners of the Pledged Collateral,] shall cause as a condition to permitting such Person to become a member that the prospective member consent to (i) the terms of this Agreement, and (ii) the pledge and assignment of the Pledged Collateral to be owned by such prospective member and the enforcement by Administrative Agent of its rights hereunder after the occurrence and during the continuance of an Event of Default (including, but not limited to, the right to become a member of the Borrower).

     SECTION 9. Remedies. (a) The Administrative Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. After the occurrence and during the continuance of an Event of Default, the Administrative Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent were the outright owner thereof, and the Pledgors hereby irrevocably constitute and appoint the Administrative Agent as the proxy and attorney-in-fact of the Pledgors, with full power of substitution to do so, provided, however, that the Administrative Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold in a commercially reasonable manner at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may reasonably deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgors will pay to the Administrative Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of the enforcement of any of the provisions of this Agreement.

     (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give the Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgors agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgors as provided in Section 17 below at least five
(5) Business Days before the time of the sale or disposition; provided, however, that Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

     (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgors agree that after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral.

     SECTION 10. Security Interest Absolute. So long as any Obligations remain outstanding, all rights of the Administrative Agent and security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (i) Any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument related thereto;

          (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents;

          (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Obligations; or

          (iv) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Obligations (other than payment in full thereof) or of this Agreement.

     SECTION 11. Administrative Agent Appointed Attorney-in-Fact. The Pledgors hereby appoint the Administrative Agent their attorney-in-fact, with full authority, in the name of the Pledgors or otherwise, after the occurrence and during the continuance of an Event of Default, from time to time in the Administrative Agent's sole discretion, to take any action and to execute any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgors representing any cash distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, to exercise all rights of a member and manager (upon the election of the Lender) such as all voting, consent, managerial and other member rights, and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Borrower to the name of the Administrative Agent or its nominee.

     SECTION 12. Waivers. To the extent permitted by law, the Pledgors waive presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations and all other notices to which the Pledgors might otherwise be entitled except as otherwise expressly provided herein or in any other Loan Document.

     SECTION 13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgors, the Administrative Agent, Lenders and their respective permitted successors and assigns. The Pledgors' successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgors.

     SECTION 14. Governing Law. (a) This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York except to the extent preempted by Federal laws. The Pledgors consent to the jurisdiction of any Federal or State Court within the State of New York having proper venue and also consents to service of process by any means permitted by law.

     (b) The Pledgors waive any objection that they may have to the location of the court in which the Administrative Agent has commenced a proceeding hereunder, provided that such location complies with the requirements set forth in clause (a) of this Section 14 above.

     SECTION 15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM,

DEMAND, ACTION OR CAUSE OF ACT1ON IS NOW EXISTING OR HEREAFFER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     SECTION 16. Notices. Any notices or other documents required or permitted to be given under the terms of this Agreement shall be given in the manner and at the addresses set forth in the Loan Agreement. Notices to a Pledgor shall be sent directly to such Pledgor in the manner set forth in the Loan Agreement and at the address set forth on Exhibit A hereto.

     SECTION 17. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 18. Merger. This Agreement represents the final agreement of the Pledgors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgors and the Administrative Agent.

     SECTION 19. Further Assurances. The Pledgors agree that they will cooperate with the Administrative Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Administrative Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

     SECTION 20. The Administrative Agent's Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with its gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Obligations secured hereby.

     SECTION 21. Appointment of Collateral Agent. The Administrative Agent may, solely at its discretion, appoint a collateral agent to enforce the rights and remedies available to the Administrative Agent under this Agreement.

     SECTION 22. Amendment. This Agreement may not be amended without the prior written consent of each of the parties hereto.

     SECTION 23. Termination. This Agreement shall terminate upon the earlier to occur of (a) final payment in full of the Obligations and (b) notice from the Administrative Agent. Upon termination of this Agreement, the Administrative Agent shall take all steps necessary or appropriate to release all Pledged Collateral from the lien created by this Agreement and to restore all right, title and interest in the Pledged Collateral to the Pledgor.

     SECTION 24. Recourse of Administrative Agent and the Lenders. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, recourse of the Administrative Agent or any Lender against a Pledgor hereunder or under any other Loan Document shall be limited solely to the Pledged Collateral, except for liability of a Pledgor resulting from such Pledgor's failure to perform its obligations hereunder or a breach by such Pledgor of a representation or warranty hereunder. The Administrative Agent agrees irrevocably that in the event that it is called upon to make an election under Section 1111(b) of the United States Bankruptcy Code, it will make an election under Section 1111(b)(2) thereof.

     SECTION 25. Several Liability. The obligations of the Pledgors hereunder are several and not joint and no Pledgor shall be responsible for any breach of this Agreement or any misrepresentation or default by any other Pledgor. Upon the occurrence and during the continuance of an Event of Default, neither the Administrative Agent nor any Lender shall pursue any remedies against any Pledgor unless it pursues such remedies proportionately against each other Pledgor.

          IN WITNESS WHEREOF, the Administrative Agent and the Pledgors have executed this Agreement as of the date set forth above.

                                        GENERAL ELECTRIC CAPITAL CORPORATION, as
                                        Administrative Agent for the Lenders


                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

                                        [NAME OF PLEDGOR]

                                        ----------------------------------------

                                        [NAME OF PLEDGOR]

                                        ----------------------------------------

                                 ACKNOWLEDGMENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Agreement, agrees promptly to note on its books the security interests and assignment granted under such Agreement and waives any rights or requirements at any time hereafter to receive a copy of such Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

                                              AMERICAN ROCK SALT COMPANY LLC. a
                                              New York limited liability company


                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                    EXHIBIT A
                                       to
                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

                          Pledged Membership Interests

                                    EXHIBIT B
                                       to
                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

                         Instruction in Connection with
                            Uncertificated Securities

                                              , 1998
                            ------------------

LIMITED LIABILITY COMPANY:

AMERICAN ROCK SALT COMPANY LLC

INTEREST OWNER:

     Reference is hereby made to that certain Limited Liability Company Pledge
Agreement dated as of        , 1998 (the "Pledge"), executed by [       ]
                      -------                                    -------
(the "Interest Owner") in favor of [Administrative Agent], as pledgee (the "Pledgee").

     1 Pledge Instructions. AMERICAN ROCKSALT COMPANY LLC (the "LLC") is hereby instructed by the Interest Owner to register all of the Interest Owner's right, title and interest in and to all of the Interest Owner's rights in connection with any membership interest in the LLC now or hereafter owned by the Interest Owner as subject to a pledge (or assignment) in favor of the Pledgee who, upon such registration of the pledge, shall become the registered pledgee (or assignee) of the membership interests with all rights incident thereto.

     2 Initial Transaction Statement. The LLC is further instructed by the Interest Owner to promptly inform the Pledgee of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as
Annex A, to Pledgee at its office located at [       ].
                                              -------

     3 Warranties of the Interest Owner. The Interest Owner hereby warrants that
(i) Interest Owner is entitled to effect the instruction here given; and (ii) Interest Owner's taxpayer identification number ("TIN") [, if any,] is as set forth below its signature.

          IN WITNESS WHEREOF, the Interest Owner has caused this Pledge Instruction to be duly signed and delivered as of the date first above written.


                    By:
                        ------------------------------

                    TIN:
                         -----------------------------

                    CONSENT OF THE LIMITED LIABILITY COMPANY

     The undersigned LLC hereby certifies that the LLC consents and agrees to cause to be registered on the books and records of the LLC the pledge of the membership interests referenced above and further agrees that upon receipt of written notice from the Pledgee that an Event of Default has occurred and is continuing, the LLC shall accept the exercise of rights in respect of the membership interests by the Pledgee as if it were a member and shall pay and remit to the Pledgee all distributions and other amounts otherwise payable to the interest Owner upon redemption, termination and dissolution of the LLC or otherwise.

                                              AMERICAN ROCK SALT COMPANY LLC, a
                                              New York limited liability company


                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                     Annex A
                                       to
                               Pledge Instruction

                          Initial Transaction Statement

Pledgee:                         Pledgors (Interest Owners):

     Reference is hereby made to that certain Limited Liability Company Pledge
Agreement dated as of               , 1998 (the "Pledge"), executed by
                      --------------
[           ] (the "Interest Owner") in favor of [            ], as pledgee (the
 -----------                                      -----------
"Pledgee").

     AMERICAN ROCK SALT COMPANY LLC (the "LLC") caused the pledge (or
assignment) of all of the membership interest in the LLC owned by [        ]
                                                                   --------
(the "Membership Interest") in favor of the Pledgee to be registered on the books and records of the LLC. Except for the pledge in favor of the Pledgee and any liens expressly subordinated in all respects to the lien of the Pledgee and expressly permitted pursuant to the Operating Agreement or any exhibit thereto, there are no liens, restrictions or adverse claims to which the Membership Interest is, or may be subject, as of the date hereof.

     The name of the owner of record of the Membership Interest is the Interest Owner. The address of the Interest Owner is set forth above.

     The name of the registered pledgee of the Membership Interest is
[          ]. The address of the Pledgee is set forth above.
 ----------
         THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TLME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENTS. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                              AMERICAN ROCK SALT COMPANY LLC. a
                                              New York limited liability company


                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                    EXHIBIT C
                                       to
                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

                              Consent and Agreement

                      The undersigned hereby acknowledge notice of, and consent
          -----------
to the execution and delivery of, that certain Limited Liability Company Pledge Agreement (as it may be amended, restated, extended, supplemented or modified from time to time, the "Agreement"; the terms defined therein being used herein as therein defined) from [ ] (the "Pledgors") to [ ] (the "Administrative
                          --                       --
Agent"), and hereby agree with the Administrative Agent that:

          (a) Notwithstanding any of the restrictions contained in that certain Amended and Restated Operating Agreement (as it may be amended, restated, extended, supplemented or modified from time to time, the "Operating Agreement") of AMERICAN ROCK SALT COMPANY LLC, a New York limited liability
     company ("LLC"), dated as of   1998, by and between the undersigned and the
                                  --
     Pledgors, the undersigned in their capacities as parties to such Operating Agreement, hereby consent and agree to the collateral assignment of the Pledged Collateral by the Pledgors to the Administrative Agent and any further assignment or transfer of such Pledged Collateral pursuant to the Administrative Agent's exercise of its rights under the Agreement. Execution of the Agreement and the assignments made thereunder shall not be deemed to require the Administrative Agent or any assignee of the Administrative Agent to assume the performance of any of the obligations, covenants or conditions of the Pledgors under the Operating Agreement. The undersigned hereby agree to the admission of the Administrative Agent, or any of its respective successors, assigns or nominees, subject to the terms of the Operating Agreement, as members in the LLC pursuant to the Administrative Agent's exercise of its rights under the Agreement. The undersigned further agree, upon the Lender's request, to execute and deliver to the Administrative Agent any and all documents or certificates, including, without limitation, any amendments to the articles of organization or the Operating Agreement of the LLC, necessary for the exercise of any of the Administrative Agent's rights under the Agreement.

          (b) Notwithstanding anything contained in the Operating Agreement to the contrary, the Administrative Agent is and shall be entitled to exercise all rights, privileges and remedies, legal or equitable, including, without limitation, any enforcement provisions, contained in the Agreement with respect to the Pledged Collateral and the practical realization thereupon, including, without limitation, the right to sell, pledge, assign, mortgage, encumber or otherwise transfer or dispose of the Pledged Collateral or grant a security interest in the Pledged Collateral for the benefit of any Person (as defined in the Loan Agreement) in satisfaction of the Obligations.

          (c) The undersigned will not, without the prior written consent of the Lender, (i) dissolve the LLC or consent to or accept any dissolution thereof, or (ii) amend or otherwise modify the articles of organization or the Operating Agreement of the LLC, except as expressly permitted in the Loan Agreement.

     This Consent and Agreement shall be binding upon the undersigned and their successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder and under the Agreement, to the benefit of the Administrative Agent and its successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Consent and Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Consent and Agreement as of the date set forth below.

Dated:                              , 1998
       -----------------------------


                                    By:
                                        ----------------------------------------

                                    Its:
                                         ---------------------------------------